Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS THIRD QUARTER FINANCIAL RESULTS

•              Revenue Increased 6.4 Percent to $3.4 Billion, With Organic Revenue Growth of 3.3 Percent

•              Company Reports Loss from Operations of $508 Million Due to $969 Million of Costs Related to Tyco International Securities Class Action Litigation Settlement, Separation and Restructuring

•              Adjusted Operating Income Was $461 Million, With Adjusted Operating Margin of 13.5 Percent

•              Company Expects Fourth Quarter Organic Revenue Growth in the Range of 3 to 5 Percent and Operating Margin Before Restructuring and Separation Costs in the Range of 13 to 13.5 Percent

PEMBROKE, Bermuda — August 8, 2007 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today reported revenue of $3.4 billion for the fiscal third quarter ended June 29, 2007 — an increase of 6.4 percent over the prior-year period.  Organic revenue growth was 3.3 percent, primarily due to continued strength in the Undersea Telecommunications segment.  Sales in the other three business segments were essentially flat in the quarter.

The company reported an operating loss of $508 million, compared to operating income of $459 million in the prior-year period.  The operating loss included $891 million of costs related to the company’s share of Tyco International’s previously-disclosed securities class action litigation settlement and $50 million of separation-related costs.  Restructuring costs were $28 million in the quarter, compared to $2 million in the prior-year period.  Excluding these items, adjusted operating income was $461 million, compared to $461 million a year ago.  The adjusted operating margin was 13.5 percent, compared to 14.4 percent a year ago.  This decline was a result of lower production levels and an unfavorable sales mix compared to last year.  The operating margin including restructuring costs was 12.7 percent.

Adjusted Operating Income, Free Cash Flow, Adjusted Operating Margin and Organic Revenue Growth are all non-GAAP financial measures and are described near the end of this press release.  For a reconciliation of these non-GAAP measures, see the attached tables.

($ in millions)	June 29, 2007	June 30, 2006	$ Change	% Change
Net Sales	$3,412	$3,206	$206	6%
(Loss)/Income from Operations	$(508)	$459	$(967)	NM
Class Action Settlement Costs, Net	$(891)	$0
Separation-Related Costs	$(50)	$0
Restructuring Costs	$(28)	$(2)
Adjusted Operating Income	$461	$461	$0	0%
Operating Margin	(14.9%)	14.3%
Adjusted Operating Margin	13.5%	14.4%

The company reported a loss from continuing operations of $933 million, or $1.88 per share for the quarter — compared to income of $305 million, or earnings per share (EPS) of $0.61 in the prior-year period.  The loss from continuing operations included a $1.79 per share charge for the company’s share of the Tyco International class action litigation settlement, as well as $0.47 per share in allocated debt retirement costs related to separation, and $0.07 per share in other separation costs.  Restructuring costs were $0.04 per share.  To further assist in understanding these charges, the company has provided a summary schedule attached to this document.

“On an operational basis, our performance was in line with our guidance,” said Tyco Electronics’ Chief Executive Officer Tom Lynch.  “Our overall growth was due to strength in our Undersea Telecommunications business.  In other markets, our results were mixed.  We experienced good growth in Asian and European automotive, industrial machinery, aerospace and defense and mobile phone markets.  However, this growth was mostly offset by revenue declines in the computer, communications equipment and service provider markets, as well as continued declines in the North American automotive and housing-related markets.”

Lynch continued, “During the quarter, we also made progress on key strategic initiatives to simplify our portfolio and manufacturing footprint.  With respect to portfolio focus, we began the process of divesting the Power Systems business and accelerating our exit of other low-margin business.  We also began to accelerate manufacturing simplification, which is geared to reduce the number of manufacturing sites and increase our low-cost production.  These initiatives will strengthen the company and are key to achieving our operating margin goal of at least 15 percent in the next three years.”

CASH FLOW

Cash provided by operating activities was $299 million in the quarter, compared to $392 million in the prior year.  Current-year cash provided by operating activities was negatively impacted by a $163 million advance payment to the U.S. Internal Revenue Service against certain proposed tax adjustments, pursuant to the separation-related tax sharing agreement.

Free cash flow, which is adjusted for the above tax payment and net capital expenditures, was $324 million in the quarter, compared to $249 million in the prior-year period.  The improvement in free cash flow was due primarily to working capital.  Capital expenditures during the quarter were $140 million, or 4 percent of sales, which were down slightly compared to the prior year.

Also during the quarter, the company funded into escrow $921 million related to the company’s share of the Tyco International class action litigation settlement.  This payment is reflected in cash used in investing activities.

OTHER ITEMS

•              The company recorded a non tax-deductible charge of $891 million related to its portion of Tyco International’s previously-disclosed class action litigation settlement.

•              The company recorded $282 million of costs related to its separation from Tyco International, which included $232 million of non tax-deductible allocated costs related to the early retirement of debt, and $50 million for other costs related to the separation.

•              As previously disclosed, the company is pursuing the divestiture of its Power Systems business.  The results of this business are now reflected in discontinued operations and all prior periods have been restated.  Included in the third quarter Loss from Discontinued Operations is a $435 million after-tax impairment charge related to the expected divestiture.

ORDERS

Total company orders were flat in the quarter compared to the prior year, and the book-to-bill ratio was 0.98.  Excluding the company’s Wireless Systems and Undersea Telecommunications segments, where order patterns are typically uneven, orders were also flat in the quarter and the book-to-bill ratio was 1.02.

OUTLOOK

For the fourth quarter of fiscal 2007, the company expects revenue growth of 5 to 8 percent with organic revenue growth of 3 to 5 percent.  The company further expects an operating margin before restructuring and separation costs in the range of 13 to 13.5 percent.  Restructuring costs are expected to be in the range of $40 to $50 million and separation costs are expected to be up to $50 million.

Lynch said, “Order patterns in the third quarter for the most part continued a trend we have been seeing for over six months now, with growth in automotive and industrial markets outside of North America offset by continued declines in our orders in the computer market and most markets in North America.  The expected fourth quarter sales growth will continue to be aided by strength in our Undersea Telecommunications segment, coupled with growth in the Network Solutions segment.  We expect that our operating margin before restructuring and separation-related costs will continue to be affected by a lower margin sales mix and lower production levels compared to the prior year.”

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Wireless Systems and Undersea Telecommunications.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended June 30, 2006 unless otherwise indicated.

Electronic Components

The Electronic Components segment is the world’s largest supplier of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors, and wire and cable.

($ in millions)	June 29, 2007	June 30, 2006	$ Change	% Change	Organic Growth
Revenue	$2,551	$2,449	$102	4%	1%
Operating Income	$314	$366	$(52)	(14%)
Separation-Related Costs	$(20)	$0	$(20)
Restructuring	$(18)	$0	$(18)
Adjusted Operating Income	$352	$366	$(14)	(4%)
Operating Margin	12.3%	14.9%
Adjusted Operating Margin	13.8%	14.9%

Revenue in the segment grew 1 percent organically year over year.  Strength in the aerospace and defense, industrial machinery and mobile phone markets was offset by an 8 percent decline in the computer market, primarily driven by the strategic decision to exit certain low-margin business.  Sales growth in the automotive market was 4 percent, where double-digit growth in Asia and continued growth in Europe more than offset declines in North America.  On a geographic basis, segment revenue grew 6 percent in Asia and 3 percent in Europe, but declined 5 percent in the Americas.

Operating income decreased by $52 million, due to lower production levels and a lower margin sales mix, as well as higher restructuring and separation costs.  The lower production levels and lower margin sales mix primarily resulted from the slowdown in North America, particularly in automotive and housing-related markets.  Restructuring and allocated separation-related costs in the quarter were $18 million and $20 million, respectively, compared to no costs related to these items in the prior-year quarter.

Network Solutions

The Network Solutions segment is a supplier of infrastructure components and systems for telecommunications and energy networks.

($ in millions)	June 29, 2007	June 30, 2006	$ Change	% Change	Organic Growth
Revenue	$500	$475	$25	5%	0%
Operating Income	$72	$78	$(6)	(8%)
Separation-Related Costs	$(3)	$0	$(3)
Restructuring	$(4)	$0	$(4)
Adjusted Operating Income	$79	$78	$1	1%
Operating Margin	14.4%	16.4%
Adjusted Operating Margin	15.8%	16.4%

Organic revenue growth in the segment was essentially flat versus the prior year.  Sales to the building networks market grew 12 percent, reflecting higher pricing on copper cabling products and strong demand for faster and more secure networks.  Sales to the communication service provider market decreased 11 percent, due to a strike at a large European customer compared to strong sales to that customer in the year-ago period. Sales to the power utility market grew 3 percent.

Operating income decreased by $6 million, entirely due to restructuring and separation-related costs.  On an adjusted operating margin basis, the benefits of higher volumes in the building networks and power utility markets were offset by volume decreases in the communication service provider market.  Restructuring and allocated separation-related costs in the quarter were $4 million and $3 million, respectively, compared to no costs related to these items in the prior-year quarter.

Wireless Systems

The Wireless Systems segment is a leading innovator of wireless technology for critical communications, radar and defense applications.

($ in millions)	June 29, 2007	June 30, 2006	$ Change	% Change	Organic Growth
Revenue	$207	$214	$(7)	(3%)	(3%)
Operating Income	$6	$13	$(7)	(54%)
Separation-Related Costs	$(1)	$0	$(1)
Restructuring	$(4)	$0	$(4)
Adjusted Operating Income	$11	$13	$(2)	(15%)
Operating Margin	2.9%	6.1%
Adjusted Operating Margin	5.3%	6.1%

Revenue in the segment declined 3 percent organically.  Sales of commercial products declined 13 percent, while sales to the aerospace and defense and wireless networks markets were essentially flat in the quarter.

Operating income decreased by $7 million, primarily due to restructuring and separation-related costs.  On an adjusted operating margin basis, the slight decrease was due to the decline in revenue.  Restructuring and allocated separation-related costs in the quarter were $4 million and $1 million, respectively, compared to no costs related to these items in the prior-year quarter.

Undersea Telecommunications

The company’s Undersea Telecommunications segment installs and maintains undersea telecommunication systems.

($ in millions)	June 29, 2007	June 30, 2006	$ Change	% Change	Organic Growth
Revenue	$154	$68	$86	126%	124%
Operating Income	$16	$2	$14	700%
Separation-Related Costs	$(1)	$0	$(1)
Restructuring	$(2)	$(2)	$0
Adjusted Operating Income	$19	$4	$15	375%
Operating Margin	10.4%	2.9%
Adjusted Operating Margin	12.3%	5.9%

Revenue in the segment grew 124 percent organically due to new construction projects.  Operating income increased $14 million, driven by the increased revenue.  Restructuring and allocated separation-related costs in the quarter were $2 million and $1 million, respectively, compared to $2 million of restructuring costs in the prior-year quarter.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, wireless systems and undersea telecommunications systems, with 2006 sales of US$12.8 billion to customer locations in more than 150 countries.  Tyco Electronics designs, manufactures and markets products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.  With over 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is its customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•              Web — Go to Tyco Electronics’ website at http://investors.tycoelectronics.com.  A replay of the call will be available through August 31, 2007 at the same website.

•              Telephone — The telephone dial-in number in the United States is (800) 288-8967. The telephone dial-in number for participants outside the United States is (612) 332-0802.

•              Audio replay — The conference call will be available for replay beginning at 12:00 p.m. on August 8, 2007 and ending at 11:59 p.m. on August 15, 2007. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844.  The replay access code for all callers is 880836.

NON-GAAP MEASURES

“Adjusted Operating Income,” “Adjusted Operating Margin,” “Free Cash Flow” (FCF), and “Organic Revenue Growth” are non-GAAP measures and should not be considered replacements for GAAP results.

The company has presented its operating income before unusual items including divestitures, acquisitions, costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Income”).  The company utilizes adjusted operating income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted operating income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between adjusted operating income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using adjusted operating income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before unusual items including divestitures, acquisitions, costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Margin”).

The company presents and forecasts its adjusted operating margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•              net capital expenditures,

•              voluntary pension contributions,

•              cash impact of unusual items

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

“Organic Revenue Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to (and expressly disclaims any such intention or obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in the Information Statement included as Exhibit 99.1 to Tyco Electronics’ Current Report on Form 8-K filed June 8, 2007 with the Securities and Exchange Commission.

#  #  #

TYCO ELECTRONICS LTD.

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
	(in millions, except per share data)

Net sales	$ 3,412	$ 3,206	$ 9,841	$ 9,052
Cost of sales	2,550	2,361	7,304	6,620
Gross income	862	845	2,537	2,432
Selling, general, and administrative expenses	426	384	1,263	1,130
Allocated class action settlement costs, net	891	—	891	—
Separation costs	25	—	25	—
Restructuring and other charges, net	28	2	48	12
(Loss) income from operations	(508)	459	310	1,290
Interest income	11	9	40	34
Interest expense	(57)	(60)	(175)	(196)
Other expense, net	(232)	—	(232)	—
(Loss) income from continuing operations before income taxes and minority interest	(786)	408	(57)	1,128
Income taxes	(146)	(102)	(348)	(261)
Minority interest	(1)	(1)	(3)	(3)
(Loss) income from continuing operations	(933)	305	(408)	864
Loss from discontinued operations, net of income taxes	(435)	(7)	(402)	(32)
(Loss) income before cumulative effect of accounting change	(1,368)	298	(810)	832
Cumulative effect of accounting change, net of income taxes	—	—	—	(8)
Net (loss) income	$ (1,368)	$ 298	$ (810)	$ 824

Basic and diluted (loss) earnings per share:
(Loss) income from continuing operations	$ (1.88)	$ 0.61	$ (0.82)	$ 1.74
Loss from discontinued operations	(0.87)	(0.01)	(0.81)	(0.06)
(Loss) income before cumulative effect of accounting change	(2.75)	0.60	(1.63)	1.68
Cumulative effect of accounting change	—	—	—	(0.02)
Net (loss) income	$ (2.75)	$ 0.60	$ (1.63)	$ 1.66

Weighted-average number of shares outstanding
— Basic and diluted	497	497	497	497

TYCO ELECTRONICS LTD.

COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 29,		June 30,		June 29,		June 30,
	2007		2006		2007		2006
	($ in millions)
Net Sales:
Electronic Components	$ 2,551		$ 2,449		$ 7,481		$ 6,947
Network Solutions	500		475		1,375		1,280
Wireless Systems	207		214		633		622
Undersea Telecommunications	154		68		352		203
Total	$ 3,412		$ 3,206		$ 9,841		$ 9,052

(Loss) Income from Operations:
Electronic Components	$ 314	12.3%	$ 366	14.9%	$ 992	13.3%	$ 1,052	15.1%
Network Solutions	72	14.4%	78	16.4%	185	13.5%	198	15.5%
Wireless Systems	6	2.9%	13	6.1%	30	4.7%	43	6.9%
Undersea Telecommunications	16	10.4%	2	2.9%	19	5.4%	(3)	(1.5)%
Allocated Settlement Costs and Separation Costs	(916)		—		(916)		—
Total	$ (508)	(14.9)%	$ 459	14.3%	$ 310	3.2%	$ 1,290	14.3%

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED BALANCE SHEETS (UNAUDITED)

	June 29,	September 29,
	2007	2006
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$ 750	$ 469
Accounts receivable, net of allowance for doubtful accounts of $61 and $59, respectively	2,565	2,434
Inventories	2,070	1,850
Class action settlement escrow	921	—
Class action settlement receivable	2,051	—
Prepaid expenses and other current assets	550	447
Deferred income taxes	370	368
Assets held for sale	227	982
Total current assets	9,504	6,550
Property, plant and equipment, net	3,429	3,076
Goodwill	7,161	7,135
Intangible assets, net	558	576
Deferred income taxes	1,465	1,501
Other assets	948	253
Total Assets	$ 23,065	$ 19,091

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt, including amounts due to Tyco International Ltd. and affiliates of $285 at September 29, 2006	$ 2,886	$ 291
Accounts payable	1,310	1,251
Class action settlement liability	2,972	—
Accrued and other current liabilities	1,144	1,307
Deferred revenue	217	155
Liabilities held for sale	165	145
Total current liabilities	8,694	3,149
Long-term debt, including amounts due to Tyco International Ltd. and affiliates $3,225 at September 29, 2006	825	3,371
Long-term pension and postretirement liabilities	559	491
Deferred income taxes	391	380
Other liabilities	1,649	524
Total Liabilities	12,118	7,915
Commitments and contingencies
Minority interest	16	16
Shareholders’ equity:
Common shares, $0.20 par value, 1,000,000,000 authorized; 496,869,055 issued and outstanding at June 29, 2007	99	—
Contributed surplus	9,949	—
Parent company investment	—	10,490
Accumulated other comprehensive income	883	670
Total Shareholders’ Equity	10,931	11,160
Total Liabilities and Shareholders’ Equity	$ 23,065	$ 19,091

TYCO ELECTRONICS LTD.

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
	(in millions)
Cash Flows From Operating Activities:
Net (loss) income	$ (1,368)	$ 298	$ (810)	$ 824
Loss from discontinued operations, net of income taxes	435	7	402	32
Cumulative effect of accounting change, net of income taxes	—	—	—	8
(Loss) income from continuing operations	(933)	305	(408)	864
Adjustments to reconcile net cash provided by operating activities:
Allocated class action settlement costs	891	—	891	—
Depreciation and amortization	135	121	397	357
Deferred income taxes	59	12	121	12
Loss on retirement of debt	232	—	232	—
Other	36	14	85	57
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(74)	(69)	(82)	(129)
Inventories	(1)	(36)	(223)	(304)
Accounts payable	37	60	37	255
Accrued and other liabilities	53	(37)	(23)	31
Income tax advance payment	(163)	—	(163)	—
Other	27	22	19	(68)
Net cash provided by operating activities	299	392	883	1,075
Net cash (used in) provided by discontinued operating activities	(13)	(15)	(1)	12
Cash Flows From Investing Activities:
Capital expenditures	(140)	(145)	(747)	(399)
Proceeds from sale of property, plant, and equipment	2	2	37	10
Class action settlement escrow	(921)	—	(921)	—
Divestiture of businesses, net cash retained by businesses sold	—	—	227	—
Other	13	(25)	11	(8)
Net cash used in investing activities	(1,046)	(168)	(1,393)	(397)
Net cash used in discontinued investing activities	—	(10)	(4)	(90)
Cash Flows From Financing Activities:
Change in short-term debt, net	(8)	(8)	2	(3)
Debt proceeds	3,631	—	3,631	—
Allocated debt activity	(3,772)	29	(3,743)	(778)
Repayment of long-term debt	(67)	(2)	(74)	(113)
Change in parent company investment	1,374	(214)	1,139	294
Transfers from discontinued operations	(162)	—	(181)	—
Other	(10)	(1)	(5)	(9)
Net cash provided by (used in) financing activities	986	(196)	769	(609)
Net cash provided by discontinued financing activities	13	29	11	83
Effect of currency translation on cash	9	—	22	4
Net increase in cash and cash equivalents	248	32	287	78
Less: net increase in cash related to discontinued operations	—	(4)	(6)	(5)
Cash and cash equivalents at beginning of period	502	325	469	280
Cash and cash equivalents at end of period	$ 750	$ 353	$ 750	$ 353

Reconciliation to Free Cash Flow:
Net cash provided by operating activities	$ 299	$ 392	$ 883	$ 1,075
Capital expenditures, net	(138)	(143)	(710)	(389)
Income tax advance payment	163	—	163	—
Free cash flow (1)	$ 324	$ 249	$ 336	$ 686

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 29, 2007 versus Net Sales for the Quarter Ended June 30, 2006
	Organic (1)		Translation (2)	Acquisition / Divestiture	Total
	($ in millions)
Electronic Components (3):
Automotive	$ 33	3.5%	$ 40	$ 2	$ 75	8.0%
Computer	(23)	(8.1)	3	—	(20)	(7.1)
Communication Equipment	3	1.6	5	—	8	4.1
Appliance	1	0.8	4	—	5	3.9
Industrial Machinery	8	6.5	3	—	11	9.2
Aerospace and Defense	10	12.5	1	—	11	13.9
Consumer Electronics	(1)	(2.1)	—	—	(1)	(2.1)
Other	(2)	(0.4)	15	—	13	1.9
Total	29	1.2	71	2	102	4.2
Network Solutions (3):
Power Utility	6	3.3	13	—	19	9.4
Communication Service Provider	(18)	(11.1)	6	—	(12)	(7.7)
Building Networks	12	12.1	6	—	18	17.6
Other	—	(11.2)	—	—	—	—
Total	—	—	25	—	25	5.3
Wireless Systems	(6)	(3.0)	(1)	—	(7)	(3.3)
Undersea Telecommunications	84	123.8	2	—	86	126.5
Total	$ 107	3.3%	$ 97	$ 2	$ 206	6.4%

	Change in Net Sales for the Nine Months Ended June 29, 2007 versus Net Sales for the Nine Months Ended June 30, 2006
	Organic (1)		Translation (2)	Acquisition / Divestiture	Total
	($ in millions)
Electronic Components (3):
Automotive	$ 130	4.9%	$ 128	$ 17	$ 275	10.3%
Computer	(30)	(3.7)	12	—	(18)	(2.2)
Communication Equipment	21	3.9	15	—	36	6.7
Appliance	15	4.1	11	—	26	7.1
Industrial Machinery	42	12.7	12	—	54	16.3
Aerospace and Defense	26	11.5	6	—	32	14.3
Consumer Electronics	17	12.6	3	—	20	14.8
Other	56	3.0	53	—	109	5.8
Total	277	4.0	240	17	534	7.7
Network Solutions (3):
Power Utility	35	6.5	34	—	69	12.6
Communication Service Provider	(50)	(11.8)	19	—	(31)	(7.4)
Building Networks	43	16.1	14	—	57	21.1
Other	—	(1.2)	—	—	—	—
Total	28	2.2	67	—	95	7.4
Wireless Systems	10	1.6	1	—	11	1.8
Undersea Telecommunications	149	73.2	—	—	149	73.4
Total	$ 464	5.1%	$ 308	$ 17	$ 789	8.7%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.   Organic net sales growth is a non-GAAP measure.   See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics Ltd.

For the Quarter Ended June 29, 2007

(in millions, except per share data)

												(Loss)
					Allocated		(Loss)					Income
				Restructuring	Class Action		Income	Interest	Other			from	Basic
	Net	Cost of		and Other	Settlement	Separation	from	Expense,	Expense,	Income	Minority	Continuing	and
	Sales	Sales	SG&A	Charges, Net	Costs, Net	Costs	Operations	Net	Net	Taxes	Interest	Operations	Diluted EPS

GAAP	$ 3,412	$ (2,550)	$ (426)	$ (28)	$ (891)	$ (25)	$ (508)	$ (46)	$ (232)	$ (146)	$ (1)	$ (933)	$ (1.88)

Shareholder Litigation Settlement	—	—	—	—	891	—	891	—	—	—	—	891	1.79

Separation Related Costs	—	—	25	—	—	25	50	—	—	(14)	—	36	0.07

Separation Related Costs - Debt Retirement	—	—	—	—	—	—	—	—	232	—	—	232	0.47

Restructuring	—	—	—	28	—	—	28	—	—	(10)	—	18	0.04

Adjusted Income / (Loss)	$ 3,412	$ (2,550)	$ (401)	$ 0	$ 0	$ 0	$ 461	$ (46)	$ 0	$ (170)	$ (1)	$ 244	$ 0.49

Basic and Diluted Shares Outstanding													497